Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-221265) and Form S‑8 (Nos. 333-225575, 333-206494, 333-201353, 333-189446, 333-185429, 333-185428, 333-151607-99, 333-149537-99, 333-149396-99, 333-143716-99, 333-130047-99, 333-42133-99, 333-19445-99, 333-67257-99 and 333-235749) of Ingersoll-Rand plc of our report dated February 18, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 18, 2020